Exhibit 99.2
News Release
Sabine Royalty Trust
SABINE ROYALTY TRUST TRUSTEE CLARIFIES VOTING PROCEDURES FOR
PROXY STATEMENT FILED BY SABINE PRODUCTION PARTNERS, LP
     Dallas, Texas, January 6, 2006 — Bank of America, N.A., Dallas, Texas, as Trustee of the Sabine Royalty Trust (NYSE — SBR), earlier today issued a press release relating to information received by Sabine Royalty Trust regarding the recent mailing of a proxy statement to unitholders of record and unitholders who hold units through brokerage accounts. We would like to clarify the description of the proxy voting procedures contained in that earlier press release.
     We encourage each unitholder to closely read the proxy statement. If a unitholder executes and returns its proxy card, it will be counted for purposes of calling a meeting, irrespective of the manner in which a unitholder votes its units. If a proxy card is submitted, such unitholder should vote either “FOR,” “AGAINST,” or “ABSTAIN.” A properly executed proxy card that does not contain voting instructions will be voted “FOR” the proposal. If a unitholder does not wish to assist in Sabine Production Partners, LP’s efforts to call a meeting, simply do not return the proxy card. A proxy card not submitted cannot be counted as a vote “FOR” the proposal.
     For additional information on Sabine Royalty Trust, please visit our website at http://www.sbr-sabineroyalty.com/.
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Contact:	Ron E. Hooper
Senior Vice President
Bank of America, N.A.
Toll Free — 800.365.6541